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As filed with the Securities and Exchange Commision on November 13, 2014

Registration No. 333-198559

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Neff Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7359 (Primary Standard Industrial Classification Code Number)	30-0843609 (I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400
Miami, FL 33178
(305) 513-3350
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark Irion
Chief Financial Officer
Neff Corporation
3750 N.W. 87th Avenue, Suite 400
Miami, FL 33178
(305) 513-3350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kirk A. Davenport II, Esq. Dennis Lamont, Esq. Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200	Arthur D. Robinson, Esq. Lesley C. Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934 (the "Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        Neff Corporation is filing this Amendment No. 4 to the registration statement on Form S-1 (File No. 333-198559) solely to submit certain exhibits and restate the list of exhibits set forth in Item 16 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of this registration statement.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses to be paid by Neff Corporation, other than underwriting discounts and commissions, upon the completion of this offering. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority ("FINRA") filing fee and the NYSE listing fee.

Amount to be Paid
SEC registration fee		$30,799
FINRA filing fee		40,257
NYSE listing fee			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent and registrar fees			*
Miscellaneous expenses			*

Total	$		*

*
To be filed by amendment.

Item 14.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

        Upon completion of this offering, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, Neff Corporation's amended and restated certificate of incorporation will include provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

        In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated by-laws of Neff Corporation will provide that:

  •
  Neff Corporation shall indemnify its directors and officers for serving Neff Corporation in those capacities or for serving other business enterprises at Neff Corporation's request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Neff Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

  •
  Neff Corporation may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

  •
  Neff Corporation is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  •
  Neff Corporation will not be obligated pursuant to the amended and restated by-laws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by Neff Corporation's board of directors or brought to enforce a right to indemnification.

  •
  The rights conferred in the amended and restated certificate of incorporation and amended and restated by-laws are not exclusive, and Neff Corporation is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

  •
  Neff Corporation may not retroactively amend the by-law provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

        Neff Corporation's policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. Neff Corporation also maintains directors and officers insurance to insure such persons against certain liabilities.

        These indemnification provisions and the indemnification agreements entered into between Neff Corporation and its officers and directors may be sufficiently broad to permit indemnification of Neff Corporation's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        The underwriting agreement to be filed as Exhibit 1.1 to this registration statement will provide for indemnification by the underwriters of Neff Corporation and Neff Holdings LLC and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

Item 15.    Recent Sales of Unregistered Securities.

        On August 31, 2014, Neff Corporation agreed to issue 100 shares of common stock, par value $0.01 per share, to Wayzata in exchange for $100. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

        We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

  (b)
  Financial Statement Schedules.

        All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

Item 17.    Undertakings.

        The undersigned Neff Corporation hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Neff Corporation pursuant to the foregoing provisions, or otherwise, Neff Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Neff Corporation of expenses incurred or paid by a director, officer, or controlling person of Neff Corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Neff Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Neff Corporation hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Neff Corporation pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Neff Corporation has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 13th day of November, 2014.

NEFF CORPORATION
By:	/s/ MARK IRION Mark Irion Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Graham Hood and Mark Irion, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GRAHAM HOOD Graham Hood	President, Chief Operating Officer and Director (Principal Executive Officer)	November 13, 2014
/s/ MARK IRION Mark Irion	Chief Financial Officer (Principal Accounting and Financial Officer)	November 13, 2014
/s/ ROBERT SINGER Robert Singer	Director	November 13, 2014
/s/ JAMES CONTINENZA James Continenza	Director	November 13, 2014
/s/ JOSEPH DEIGNAN Joseph Deignan	Director	November 13, 2014
/s/ GERARD E. HOLTHAUS Gerard E. Holthaus	Director	November 13, 2014

 EXHIBIT INDEX

Exhibit Number		Description
1.1	†	Form of Underwriting Agreement

3.1	†	Form of Amended and Restated Certificate of Incorporation of Neff Corporation, to be in effect upon the completion of this offering

3.2	†	Form of Amended and Restated By-laws of Neff Corporation, to be in effect upon the completion of this offering

4.1		Form of Class A common stock certificate of Neff Corporation

5.1	†	Opinion of Latham & Watkins LLP

10.1	†	Form of Tax Receivable Agreement

10.2	†	Form of Registration Rights Agreement

10.3	†	LLC Agreement of Neff Holdings LLC, as currently in effect

10.4	†	Form of Second Amended and Restated Limited Liability Company Agreement of Neff Holdings LLC

10.5	†	Second Lien Credit Agreement, dated as of June 9, 2014, among Neff Holdings, LLC, Neff LLC, Neff Rental LLC, the Lenders Party thereto, Credit Suisse AG as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC, as Joint Bookrunner and Joint Lead Arranger, and Jefferies Finance LLC, as Joint Bookrunner, Joint Lead Arranger and Syndication Agent

10.6	†	Amendment No. 1, dated as of October 14, 2014, to the Second Lien Credit Agreement, dated as of June 9, 2014, among Neff Holdings, LLC, Neff LLC, Neff Rental LLC, the Lenders Party thereto, Credit Suisse AG as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC, as Joint Bookrunner and Joint Lead Arranger, and Jefferies Finance LLC, as Joint Bookrunner, Joint Lead Arranger and Syndication Agent

10.7	†	Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010 and as amended and restated as of November 20, 2013, among Neff LLC, Neff Holdings LLC, the other Credit Parties party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. and Wells Fargo Capital Finance, LLC as Co-Collateral Agents, Wells Fargo Capital Finance, LLC as Syndication Agent and Regions Bank as Documentation Agent and Merrill Lynch, Pierce, Fenner and Smith Incorporated as Lead Arranger and Bookrunner

10.8	†	Amendment No. 1, dated as of June 9, 2014, to the Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010 and as amended and restated as of November 20, 2013, among Neff LLC, Neff Holdings LLC, the other Credit Parties party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. and Wells Fargo Capital Finance, LLC as Co-Collateral Agents, Wells Fargo Capital Finance, LLC as Syndication Agent and Regions Bank as Documentation Agent and Merrill Lynch, Pierce, Fenner and Smith Incorporated as Lead Arranger and Bookrunner

Exhibit Number		Description
10.9	†	Amendment No. 2, dated as of October 14, 2014, to the Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010 and as amended and restated as of November 20, 2013, among Neff LLC, Neff Holdings LLC, the other Credit Parties party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. and Wells Fargo Capital Finance, LLC as Co-Collateral Agents, Wells Fargo Capital Finance, LLC as Syndication Agent and Regions Bank as Documentation Agent and Merrill Lynch, Pierce, Fenner and Smith Incorporated as Lead Arranger and Bookrunner

10.10		Form of Neff Corporation 2014 Incentive Award Plan

10.11	†	Form of Neff Corporation 2014 Senior Executive Incentive Bonus Plan

10.12	†	Form of Neff Holdings LLC 2014 Management Special Bonus Plan

10.13	†	Form of Neff Holdings LLC Amended and Restated Sale Transaction Bonus Plan

10.14	†	First Amendment to Neff Holdings LLC Amended and Restated Sale Transaction Bonus Plan

10.15	†	Form of Neff Holdings LLC 2014 Incentive Bonus Plan

10.16	†	Neff Holdings LLC Management Equity Plan, dated as of October 1, 2010

10.17		Form of Neff Corporation Executive Officer Stock Ownership Policy

10.18	†	Form of Amended and Restated Neff Holdings LLC Management Equity Plan

10.19		Form of Stock Option Agreement

10.20		Form of Director Restricted Stock Unit Award Agreement

10.21		Form of Restricted Stock Unit Award Agreement

10.22		Neff Corporation Director Stock Ownership Policy

10.23		Neff Corporation Non-Employee Director Compensation Policy

10.24	†	Employment Agreement by and between Graham Hood and Neff Corp., dated as of March 2007, and as amended September 30, 2010 and May 10, 2013

10.25		Form of Amended and Restated Employment Agreement by and between Graham Hood and Neff Corporation

10.26	†	Employment Agreement by and between Mark Irion and Neff Corp., dated as of March 1, 2000, and as amended January 31, 2005, July 8, 2005, May 31, 2007, September 30, 2010 and June 1, 2011

10.27		Form of Amended and Restated Employment Agreement by and between Mark Irion and Neff Corporation

10.28	†	Employment Letter between Westley Parks and Neff Rental LLC, dated as of November 29, 2011

10.29	†	Form of Indemnification Agreement

21.1	†	List of subsidiaries of Neff Corporation

23.1	†	Consent of Deloitte & Touche LLP as to Neff Corporation

23.2	†	Consent of Deloitte & Touche LLP as to Neff Holdings LLC

23.3	†	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included in the signature page to this registration statement)

*
To be submitted by amendment.

†
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX